                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



Sel-Drum Imaging Corporation
(Vancouver, B.C., Canada)

Sel-Drum Corporation (U.S.A.), Inc.
(Albany, New York)

Sel-Drum Corporation
(Burlington, Ontario, Canada)




                                      20